Exhibit 99.3

Ozop Energy Solutions, Inc. (OZSC) Expands Vehicle Service Contracts to Include Hybrid Vehicles in Collaboration with Royal Administration Services, Inc.

Warwick, NY, [December 5th, 2023] (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (Ozop), a leader in innovative energy solutions, announces a significant enhancement to its vehicle service contract (VSC) portfolio through a strategic collaboration with Royal Administration Services, Inc. (Royal). Building on the success of the existing Electric Vehicle (EV) VSC, Ozop will now extend its coverage to Hybrid Vehicles, solidifying its position as a comprehensive provider in the electric and hybrid vehicle warranty market.

EV Insurance Company, Inc. (DBA OZOP Plus), a wholly owned subsidiary of Ozop Energy Solutions, will market and white-label Royal’s Fully Charged VSC for both Electric and Hybrid Vehicles. Consistent with the current VSC, OZOP Plus assumes all risk associated with the electric and hybrid vehicle batteries. The battery premium has been determined based on factors such as the duration of the VSC, selected mileage coverage, and the specifications of the vehicle.

Brian Conway, CEO of Ozop Energy Solutions, expressed his enthusiasm about the hybrid inclusion, stating, “We are very excited to strengthen our partnership with Royal to create what we believe is a best-in-class VSC. The expansion to cover hybrid vehicles is another significant step forward in our commitment to making OZOP Plus the premier provider for EV and hybrid warranty products. The comprehensive coverage and high limits offered by our VSC’s bring peace of mind to every EV and hybrid vehicle buyer.”

Richard McCabe, CEO of Royal stated “We’re very excited to be able to expand this program with our Ozop partnership to include the Hybrid Vehicle market.”

The addition of hybrid vehicles marks a significant milestone for the Company and Royal, as they continue to innovate and lead in the electric and hybrid vehicle extended warranty space. The expanded VSC coverage for hybrid vehicles is poised to meet the evolving needs of consumers and dealers, providing unparalleled protection and peace of mind.

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About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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About Royal Administration Services, Inc.

Royal Administration Services, Inc. is a provider and administrator of vehicle service contracts. The business’ products include automobile warranty plans, automobile warranty service, and automobile warranty service insurance. Royal has been in business for over 35 years, has written in excess of two million policies and has paid over $2 billion in claims.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com